UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2016

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154-5749
(Address of Principal Executive Offices)		(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of the stockholders of Ingredion Incorporated (the “Company”) was held on May 18, 2016. As of the record date of the meeting, 71,959,098 shares of common stock were issued and outstanding. At the meeting, holders of 65,198,122 shares (90.60% of the issued and outstanding shares) were present in person or represented by proxy, constituting a quorum.

(b) At the annual meeting, the Company’s stockholders (i) elected all of the Company’s nominees for election as director, (ii) approved the compensation of the Company’s named executive officers, and (iii) ratified the appointment by the Audit Committee of the Company’s Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of the Company and its subsidiaries, in respect of the Company’s operations in 2016. Under the Company’s by-laws, in uncontested elections, directors are elected by a majority of the votes cast. In contested elections where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality vote. The vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve the compensation of the Company’s named executive officers and to approve the ratification of the appointment of the Company’s independent registered public accounting firm. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes as to each matter submitted to a vote of security holders were as follow:

1.	Election of Directors

The following nominees were elected to serve as directors of the Company, each for a term of one year and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal, with votes cast as follow:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Luis Aranguren-Trellez	59,080,457	896,767	44,889	5,176,009
David B. Fischer	59,335,214	641,047	45,852	5,176,009
Ilene S. Gordon	57,021,983	2,680,615	319,515	5,176,009
Paul Hanrahan	59,340,925	639,668	41,520	5,176,009
Rhonda L. Jordan	58,397,969	1,581,994	42,150	5,176,009
Gregory B. Kenny	58,227,786	1,745,053	49,274	5,176,009
Barbara A. Klein	59,712,603	270,995	38,515	5,176,009
Victoria J. Reich	58,509,214	1,260,441	252,458	5,176,009
Jorge A. Uribe	59,433,773	327,496	260,844	5,176,009
Dwayne A. Wilson	58,432,370	1,331,449	258,294	5,176,009

2.	Advisory Vote on Compensation of Named Executive Officers

The votes cast on a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosures in the proxy statement for the Company’s 2016 annual meeting of stockholders were as follow:

2

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,557,970	1,992,962	471,181	5,176,009

3.	Ratification of Appointment of Auditors

The votes cast on a proposal to ratify the appointment by the Audit Committee of the Company’s Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of the Company and its subsidiaries, in respect of the Company’s operations in 2016, were as follow:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,620,795	524,873	52,454	—

There were no other matters submitted to a vote of security holders at the Company’s annual meeting.

(c) Not applicable.

(d) Not applicable.

Item 8.01	Other Events.

On May 18, 2016, the independent directors of the Company appointed Paul Hanrahan, an independent director of the Company, to the position of Lead Director of the Board of Directors of the Company, to serve as Lead Director for a term of one year and until his successor has been elected and qualified or until his earlier death, resignation, retirement, removal or disqualification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: May 23, 2016	By:	/s/ Jack C. Fortnum
Jack C. Fortnum
Executive Vice President and Chief Financial Officer

4